SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


            Date of Report:                     May 28, 1998
            Date of earliest event reported:    May 21, 1998


                          LINCOLN NATIONAL CORPORATION


             (exact name of registrant as specified in its charter)


        Indiana                       1-6028                    35-1140070
        -------                       ------                    ----------
(State of Incorporation)      (Commission File Number)        (IRS Employer
                                                            Identification No.


     200 East Berry Street, Fort Wayne, Indiana             46802-2706
     ------------------------------------------             ----------
     (Address of principal executive offices)               (Zip Code)


                                  219-455-2000
                                  ------------
                        (Registrant's telephone number)


ITEM 5.  OTHER EVENTS

     Set forth below is the text of a press release issued by the Registrant on May 21, 1998.

                       LINCOLN NATIONAL TO ACQUIRE AETNA'S
                  DOMESTIC INDIVIDUAL LIFE INSURANCE OPERATIONS

         FORT WAYNE, Ind., May 21, 1998 -- Lincoln National Corporation (NYSE:
LNC) will acquire the domestic individual life insurance business of Aetna (NYSE: AET) for $1 billion in cash under a definitive agreement announced today. The transaction is subject to regulatory approvals and is expected to close in the fall of 1998.

         The transaction includes approximately $50 billion of individual life insurance in-force as well as the services of a managing general agent and brokerage distribution channel that serves the affluent market. The insurance involved is in the following lines: traditional life, universal life, participating life, sponsored life and corporate-owned life insurance (COLI). Aetna's group life and international life insurance businesses are not included in the transaction.

          This is the second major acquisition we have made in the past year to strengthen our ability to serve the affluent, estate planning market, said Jon
A. Boscia, LNC president. It furthers our previously stated objective to be an active acquirer in the life insurance marketplace. The transaction also will be immediately accretive to earnings per share in 1999, adding value for LNC shareholders.

          The Aetna business fits extremely well with the Lincoln Life operations we have built in Connecticut through the recent acquisition of the CIGNA individual life insurance and annuities business. In addition, this will enhance an important distribution channel for our portfolio of wealth accumulation and protection products, Boscia said.

         This is the second largest acquisition in LNC's history, topped only by the $1.4 billion acquisition of CIGNA's individual life and annuities businesses announced July 28, 1997 and completed Jan. 2, 1998. As a result of that acquisition, the headquarters of Lincoln Life's individual life insurance operations are now located in the Hartford area.

         Lincoln National now has 600 employees in Bloomfield, Conn., and will relocate soon to MetroCenter in downtown Hartford.

          By focusing our resources effectively, we are experiencing strong results in the very 'high-end' of the life insurance market, Boscia said. This purchase will enhance Lincoln Life's ability to serve these customers with sophisticated financial planning needs.

           Access to the independent distribution channels also will provide greater balance to our overall operation, he said.

         The transaction will be accomplished through an indemnity reinsurance agreement with Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York by which Lincoln will receive most of the assets and reinsure the liabilities of the acquired businesses from Aetna.

         Lincoln Life currently sells its products through career agents, as well as independent insurance brokers, managing general agents, stockbrokers and financial planners.

         LNC holds a prominent position among financial services companies in the United States, with more than $120 billion in assets under management and $6 billion in annual revenues. Through its businesses, LNC provides annuities, life insurance, 401(k) plans, life-health reinsurance, institutional investment management, mutual funds and financial planning.

For further information, contact:

             Media                                               Analysts

         Scott Bushnell                                       Daniel W. Weber
         (219) 455-7512                                       (219) 455-2336
         mediarelations@lnc.com                      investorrelations@lnc.com


                                  Signature Page

                          LINCOLN NATIONAL CORPORATION

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    LINCOLN NATIONAL CORPORATION


                                    BY:/s/ Richard C. Vaughan
                                    Executive Vice President and
                                    Chief Financial Officer

Dated: May 28, 1998